SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X] Filed by a Party other than the Registrant Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2)
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-12

                          Prime Medical Services, Inc.

                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No Fee Required.

        $500 per each party to the controversy pursuant to Exchange Act
             Rule 14a-6(I) (3).

         Fee computed on table below per Exchange Act Rules 14a-6(I) (4) and 0-11.

             1) Title of each class of securities to which transaction applies:

             2)   Aggregate number of securities to which transaction applies:


             3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

             4) Proposed maximum aggregate value of transaction:

             5)    Total fee paid


             Fee paid previously with preliminary materials

[ ]     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             1) Amount Previously Paid:

             2) Form, Schedule or Registration Statement No.:

             3) Filing Party:

             4) Date Filed:

                                        PRIME MEDICAL
                                        SERVICES, INC.


                        1301 S. Capital of Texas Highway
                                   Suite C-300
                                Austin, TX 78746

                  NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 13, 2003


To our shareholders:

     You are cordially invited to attend our 2003 Annual Meeting of Shareholders to be held at Lakeway Inn Conference Resort, 101 Lakeway Drive, Austin, Texas 78734, on Tuesday, May 13, 2003 at 8:30 a.m. Austin, Texas time, for the following purposes:

     a) To elect eight directors to serve on our board of directors;
     b) To approve the Prime Medical Services, Inc. 2003 Stock Incentive Plan;
        and
     c) To transact such other business as may properly come before the meeting or any adjournment(s) thereof.



     The accompanying proxy statement contains information regarding, and a more complete description of, the items of business to be considered at the meeting.

     The close of business on March 14, 2003 has been fixed as the record date for the determination of our shareholders entitled to receive notice of, and to vote at, the meeting or any adjournment(s) thereof.

     You are cordially invited and urged to attend the meeting. If you are unable to attend the meeting, we ask that you sign and date the accompanying proxy and return it promptly in the enclosed self-addressed envelope. If you attend the meeting, you may vote in person, if you wish, whether or not you have returned your proxy. In any event, you may revoke your proxy at any time before it is exercised.





                                      By Order of our Board of Directors



                                      JOHN Q. BARNIDGE, Secretary

Austin, Texas

April 14, 2003

                          PRIME MEDICAL SERVICES, INC.
                        1301 S. Capital of Texas Highway
                                   Suite C-300
                               Austin, Texas 78746



                                 PROXY STATEMENT
                                       for
                       2003 ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 13, 2003



     Our board of directors hereby solicits your proxy for use at our 2003 Annual Meeting of Shareholders to be held at the Lakeway Inn Conference Resort, 101 Lakeway Drive, Austin, Texas 78734, on Tuesday, May 13, 2003 at 8:30 a.m. Austin, Texas time, and any adjournment(s) thereof. This solicitation may be made in person or by mail, telephone, or telecopy by our directors, officers, and regular employees, who will receive no extra compensation for participating in this solicitation. We will also reimburse banks, brokerage firms, and other fiduciaries for forwarding solicitation materials to the beneficial owners of our common stock held of record by such persons. We will pay the entire cost of this solicitation. We expect to mail this proxy statement and the enclosed form of proxy to our shareholders on or about April 14, 2003.

     Unless the context indicates otherwise, "Prime", "we", "us", "our" or the "Company" means Prime Medical Services, Inc. and all of our direct and indirect wholly-owned subsidiaries on a consolidated basis.



                                  ANNUAL REPORT


     Enclosed is our Annual Report to Shareholders for the year ended December 31, 2002, including our audited financial statements. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.



                               REVOCATION OF PROXY


     Any shareholder returning the accompanying proxy may revoke such proxy at any time before it is voted by (a) giving written notice to our secretary of such revocation, (b) voting in person at the meeting, or (c) executing and delivering to our secretary a later dated proxy.

                 OUTSTANDING COMMON STOCK; CERTAIN SHAREHOLDERS


     Our voting securities are shares of our common stock, each share of which entitles the holder thereof to one vote on each matter properly brought before the meeting. As of March 14, 2003, there were outstanding and entitled to vote 17,174,517 shares of our common stock. Only shareholders of record at the close of business on March 14, 2003 are entitled to notice of, and to vote at, the meeting and any adjournment(s) thereof.

     The following table sets forth certain information regarding beneficial ownership of our common stock as of March 14, 2003 by (a) each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (b) each of our directors and nominees for director, (c) each of our executive officers named in the Summary Compensation Table below, and (d) all of our executive officers and directors as a group. Unless otherwise indicated, we believe that each person or entity named below has sole voting and investment power with respect to all shares shown as beneficially owned by such person or entity, subject to community property laws where applicable and the information set forth in the footnotes to the table below.



                                                                                         Beneficial Ownership
                                                                                         --------------------
Name                                                                                    Number of
------------------------------------                                                      Shares        Percent
                                                                                         ----------------------
SAFECO Common Stock Trust,                                                                1,129,950       6.6%
SAFECO Asset Management Company and
SAFECO Corporation
   SAFECO Plaza
   Seattle, WA 98185
Dimensional Fund                                                                          1,064,600       6.2%
    10 South Wacker, Suite 2275
    Chicago, IL 60606
Barclays Global Investors                                                                 1,034,824       6.0%
    45 Fremont Street, 17th Floor
    San Francisco, CA 94105
Kenneth S. Shifrin (1)                                                                      562,270       3.3%
Joseph Jenkins, M.D. (1)                                                                    394,773       2.3%
William A. Searles (1)                                                                      175,100       1.0%
Michael J. Spalding, M.D. (1)                                                               127,741          *
Michael R. Nicolais (1)                                                                      15,000          *
Steven R. Hicks                                                                              12,500          *
Carl Luikart                                                                                      -          -
Brad A. Hummel (1)                                                                          292,667       1.7%
John Q. Barnidge (1)                                                                         67,500          *
Bonnie Lankford (1)                                                                          16,097          *
Phil Supple (1)                                                                              22,797          *
Richard A. Rusk (1)                                                                          22,659          *
All directors and executive officers as a group (16 persons)                              2,565,423      14.9%


 * Less than 1%

(1) Includes the following number of shares subject to options that are presently exercisable or exercisable within 60 days after March 14, 2003:
     Mr. Shifrin, 430,000; Dr. Jenkins, 365,000; Mr. Searles, 175,000; Dr.
     Spalding, 127,500; Michael R. Nicolais, 15,000; Mr. Hummel, 240,001; Mr.
     Barnidge, 21,834; Ms. Lankford, 3,334; Mr. Supple, 10,034; and Mr. Rusk,
     18,401.

                             EXECUTIVE COMPENSATION

Summary Compensation Table
--------------------------

         Set forth below is information concerning aggregate compensation for each of our last three fiscal years for our Chief Executive Officer and each of our other most highly compensated executive officers who received in excess of $100,000 in salary and bonuses during any of the last three fiscal years, who we will refer to as our named executive officers.

                                                                                            Long-Term
                                                                                          Compensation
                                                                       Annual                Awards
                                                                    Compensation           Securities
                                                                    ------------            Underlying
   Name and Principal Position                       Year        Salary ($)  Bonus($(1)    Options ($)(7)
   ---------------------------                       ----        ----------  ---------     --------------

Brad A. Hummel - President and                       2002        $325,000     $325,000       $330,000
   Chief Executive Officer                           2001         325,000      275,000        130,000
                                                     2000         262,885      105,000        160,000


John Q. Barnidge - Chief Financial Officer,          2002         205,193      175,000        132,000
    Senior Vice President and Secretary (2)          2001          83,333       75,000         54,000


Bonnie Lankford - President of Urology Division (3)  2002         150,000       35,000             --
                                                     2001          96,687       25,050         20,000


Phil J. Supple - President of Manufacturing (4)      2002         201,202      118,750         66,000
Division                                             2001         145,000       80,000         20,000

Richard A. Rusk - Vice President and Controller (5)  2002         145,000       45,000         33,000
                                                     2001         120,000       50,000         10,000
                                                     2000          50,000       20,000         68,000


Stan D. Johnson - President of Urology Division (6)  2002         213,879       32,371         50,000
                                                     2001         247,324      100,000         26,000
                                                     2000         193,026       37,500          5,000



(1)  Reflects bonuses earned during the year.
(2) Mr. Barnidge joined us on August 1, 2001 as our Senior Vice President and Treasurer. He was named our Chief Financial Officer on December 30, 2001.
(3) Ms. Lankford joined us in January 2001 and was named President of Urology Division in January 2003.
(4) Mr. Supple joined us in November 2000 and was named President of Manufacturing Division in July 2002.
(5)  Mr. Rusk joined us on August 1, 2000.
(6)  Mr. Johnson resigned as our President of Urology Division on January 24,
     2003.
(7) Long-term compensation amounts are reflected in the year the related stock option is granted. A significant amount of the long-term compensation amounts reflected in any given year may relate to our previous year's performance.

 Option Grants During 2002
--------------------------

     The following table provides information related to options granted to the named executives officers during 2002. We do not have any outstanding stock appreciation rights.


                                   Number of    Percent of
                                  Securities  Total Options                              Potential Realizable Value at Assumed
                                  Underlying    Granted to    Exercise                Annual Rates of Stock Price Appreciation for
                                   Options     Employees in    Price    Expiration             Option Term (2)
     Name                         Granted (#)(1) Fiscal Year   ($/Sh)      Date             5 %  ($)       10 % ($)
     ----                         -------------- -----------   ------      ----             --------       --------
Brad A. Hummel                     100,000        18.9%        $7.50      04/02/07          $207,211       $457,883
  President and Chief
     Executive Officer


John Q. Barnidge                    40,000         7.6%        $7.50      04/02/07           $82,884       $183,153
  Chief Financial Officer,
     Senior Vice President
     and Secretary


Bonnie Lankford                          -            -         -                -                 -              -
  President of Urology
     Division


Phil J. Supple                      20,000         3.8%        $7.50      04/02/07           $41,442        $91,577
  President of Manufacturing
     Division


Richard A. Rusk                     10,000         1.9%        $7.50      04/02/07           $20,721        $45,788
  Vice President and Controller


Stan D. Johnson                     15,000         2.8%        $7.50      04/02/07           $31,082        $68,682
  President of Urology
     Division (4)


All Employees as a Group           529,000       100.0%           (3)        (3)          $1,119,532     $2,473,872



(1) These options were granted at an exercise price equal to the closing price on the date of grant and vest in two annual installments for Mr. Hummel and in three annual installments for all other employees beginning one year after the date of grant.
(2) The dollar amounts in these columns represent potential value that might be realized upon exercise of the options immediately before the expiration of their terms, assuming that the market price of our common stock appreciates in value from the date of grant at the 5% and 10% annual appreciation rates. This disclosure is required by rules of the Securities and Exchange Commission and we make no representation that our common stock will appreciate at these rates or at all. The calculation does not take into account any taxes or other expense that might be owed.
(3) These options were granted under our amended and restated 1993 stock option plan throughout 2002 with various vesting schedules and expiration dates through the year 2007. The weighted average exercise price of all options granted to employees in 2002 was $7.66.
(4)  Mr. Johnson resigned as our President of Urology Division on January 24,
     2003.

Aggregated Option Exercises During 2002 and Option Values at December 31, 2002
------------------------------------------------------------------------------

     The following table provides information related to options exercised by the named executive officers during 2002 and the number and value of unexercised options held at December 31, 2002. We do not have any outstanding stock appreciation rights.


               Aggregated Option/SAR Exercises In Last Fiscal Year
                        And Fiscal Year-End Option Values

                              Number of Securities
                                                           Underlying Unexercised           Value of Unexercised In-
                           Shares          Value           Options/SAR at Fiscal              the-Money Options/SARs
                         Acquired on     Realized                         Year End         at Fiscal Year-End ($) (2)
       Name            Exercise (#)      ($) (1)       Exercisable     Unexercisable     Exercisable     Unexercisable
       ----            ------------      -------       -----------------------------     -----------------------------

Brad A. Hummel                   --          --          131,667          178,333         $141,262         $217,878

John Q. Barnidge                 --          --            8,334           56,666           29,336          105,464

Bonnie Lankford                  --          --            3,334            6,666           13,069           26,131

Phil J. Supple                   --          --            3,334           26,666           13,069           49,531

Richard A. Rusk                  --          --           15,001           19,999           24,534           33,761

Stan D. Johnson (3)              --          --           35,668           24,332           42,767           39,953


(1) Calculated by subtracting the per share exercise price of the option from the closing price of our common stock on the date of exercise and multiplying the difference by the number of shares of our common stock purchased upon the exercise of the option.
(2) Calculated by subtracting the per share exercise price of the option from the closing price of our common stock on December 31, 2002, which was $8.67, and multiplying the difference by the number of shares of our common stock underlying the option.
(3)  Mr. Johnson resigned as our President of Urology Division on January 24,
     2003.

Employment Agreements
---------------------

         We have entered into employment agreements with Messrs. Hummel and Barnidge. Each of these agreements provide for the payment of a base salary, performance bonuses and other customary benefits. Mr. Hummel's agreement provides for an annual salary, currently $400,000, and terminates April 1, 2005. Mr. Barnidge's agreement provides for an annual salary, currently $230,000, and terminates September 1, 2004. Each of the agreements entitles the employee to receive severance payments equal to two times the employee's average compensation for the past two years, based on compensation at the time of termination if we terminate such individual's employment without cause and also gives the individual the right to terminate employment and receive severance payments in the event of a direct or indirect change of control as a result of change in ownership of the Company or certain changes in the members of the Company's board of directors.

Noncompetition, Release and Severance Agreement
-----------------------------------------------

         We entered into a noncompetition, release and severance agreement with Mr. Shifrin on December 30, 2001, that provided for the immediate payment of $1,410,000 to Mr. Shifrin and $600,000 to be paid in three equal installments beginning January 1, 2003. The agreement terminated Mr. Shifrin's employment agreement and provides that Mr. Shifrin will not own, manage or control any business that competes with us and will not advise any of our customers or suppliers to cancel or curtail its dealings with, or influence any our employees to terminate his or her employment with us for a period of five years. Additionally, we entered into a board service agreement with Mr. Shifrin that provides for the monthly payment of $8,333 to Mr. Shifrin for as long as he is elected to serve as our Chairman of the Board of Directors.

Indemnity Agreements
--------------------

         We have entered into indemnity agreements with certain of our officers and directors. These agreements generally provide that, to the extent permitted by law, we must indemnify each such person for judgments, expenses, fines, penalties and amounts paid in settlement of claims that result from the fact that such person was an officer, director or employee of ours. In addition, our and certain of our subsidiaries' organizational documents provide for certain indemnifications and limitations on liability for directors, managers and officers.


                      REPORT OF THE COMPENSATION COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

         The Company is engaged in a highly competitive business. For the Company to succeed, the Company believes that it must be able to attract and retain qualified executives. To achieve this objective, we have structured an executive compensation policy tied to operating performance that we believe has enabled the Company to attract and retain key executives.

         During 2002, the Compensation Committee was comprised of Michael J. Spalding, M.D., Michael R. Nicolais and William A. Searles, all of whom are nonemployee directors.

         The Compensation Committee has primary responsibility for determining executive compensation levels. The Board as a whole maintains a philosophy that compensation of executive officers, including that of the Chief Executive Officer and President, should be linked to both operating and stock price performance. A portion of the management compensation has been comprised of bonuses, based on operating and stock performance, with a particular emphasis on the attainment of planned objectives. Accordingly, in years in which performance goals are achieved or exceeded, executive compensation tends to be higher than in years in which performance is below expectations. The Committee also feels that stock options are an effective incentive compensation tool and have the benefit of linking long-term reward to the price of the Company's stock.

         The Compensation Committee engaged during 2002 the services of a nationally recognized executive compensation consulting firm. The objective was to determine the competitiveness of the Company's executive compensation and as appropriate make recommendations for the Compensation Committee and Board to consider. The study reaffirmed that a significant component of both annual and long term compensation should be linked to measurable performance. It further recognized that long term performance was becoming an increasingly more important component of overall executive compensation.

         For 2002, our executive compensation program consisted of base salary, a cash bonus based on current year performance, and long term stock option awards, all of which relate to the achievement of specific current and long term goals. The Company's financial performance measurements include earnings-per-share growth, stock price growth, revenue growth, return on invested capital and a proper diversification and management of business risks. The Committee believes that compensation levels during 2002 adequately reflected our compensation goals and the performance of management against those goals.

         Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. The compensation committee has considered these requirements and believes that the Company's 2003 Stock Option Plan and bonus arrangements for senior officers meet the requirement that they be "performance based" and, therefore, are exempt from the limitations on deductibility. The compensation committee's present intention is to comply with Section 162(m) unless the compensation committee feels that compliance in a particular instance would not be in our best interest or the best interest of our stockholders.


                            Compensation Committee: William A. Searles, Chairman
                                                    Michael J. Spalding, M.D.
                                                    Michael R. Nicolais



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         During 2001 and early 2002, we made full recourse loans totaling approximately $975,000 to 12 members of our management. At inception, the loan to Mr. Hummel was $257,000; Mr. Barnidge was $223,000; Mr. Johnson was $134,000; Ms. Lankford was $60,000; Mr. Supple was $60,000 and Mr. Rusk was $20,000. The loans bear interest at 6.5% and require annual payments of principal and interest due April 1 of each year. All of the loans are current and the net principal balance outstanding as of March 14, 2003 is $771,000. These loans are in full compliance with the provisions of the Sarbanes-Oxley Act of 2002.

         In 2000, Mr. Shifrin exercised 100,000 options with an exercise price of $0.25 in conjunction with the establishment of the Company's deferred compensation plan. The related common stock was held in the deferred compensation plan. This plan was terminated in the first quarter of 2002 and Mr. Shifrin recognized a taxable distribution of $550,789 from the receipt of these common shares.

         In August 2002, we sold our 60% interest in Barnet Dulaney Eye Center back to our minority partners in the Barnet Dulaney Eye Center. Dr. David
     D. Dulaney, who was a board member of ours until August 2002, owns an interest in the entity to whom we sold our 60% interest in August 2002.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, or the SEC, and the NASDAQ National Market. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

         Based solely on our review of the copies of such forms received by us with respect to 2002, or written representations from certain reporting persons, we believe that all filing requirements applicable to our directors, executive officers and persons who own more than 10% of a registered class of our equity securities have been complied with.


                                 QUORUM; VOTING

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote is necessary to constitute a quorum at the meeting. Abstentions and "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners thereof or persons entitled to vote thereon) will be counted in determining whether a quorum is present at the meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote there at, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

         Cumulative voting is not permitted in the election of our directors. On all matters (including election of directors) submitted to a vote of the shareholders at the meeting or any adjournment(s) thereof, each holder of our common stock will be entitled to one vote for each share of our common stock owned of record by such shareholder at the close of business on March 14, 2003.

         Proxies in the accompanying form that are properly executed and returned and that are not revoked will be voted at the meeting and any adjournment(s) thereof and will be voted in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated with respect to a specified matter will be voted according to the recommendations of our board of directors, which are contained in this proxy statement. Our board of directors knows of no matters, other than those presented in this proxy statement, to be presented for consideration at the meeting. If, however, other matters properly come before the meeting or any adjournment(s) thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on any such matters. The persons named in the accompanying proxy may also, if they believe it advisable, vote such proxy to adjourn the meeting from time to time.

         Other than the election of directors, which requires a plurality of the votes cast, each matter submitted to the shareholders requires the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy at the meeting. If you abstain from voting in the election of directors, your abstention will not affect the outcome of this election. Broker non-votes will not affect the outcome of the election of directors. If you abstain from voting on any other proposal, your abstention will have the effect of a negative vote against such proposal. Broker non-votes will have the effect of a negative vote on any proposal other than the election of directors.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         Pursuant to our bylaws, our board of directors has, by resolution, fixed the number of directors at eight, and eight directors will be elected. All nominees will be elected to hold office until our next annual meeting of shareholders or until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Our board of directors held ten meetings during 2002, and each director attended at least 75% of (a) the total number of our board meetings held during 2002 and (b) the total number of meetings held by all committees of the board on which he served during 2002.
                                                                 Director
                Name                              Age              Since
                ----                              ---             -------

     R. Steven Hicks                              53               2002
     Brad A. Hummel                               46               2000
     Joseph Jenkins, M.D., J.D.                   55               1996
     Carl S. Luikart, M.D.                        48               2002
     Michael R. Nicolais                          45               2002
     William A. Searles                           59               1989
     Kenneth S. Shifrin                           53               1989
     Michael J. Spalding, M.D.                    62               1993

         R. Steven Hicks has been a director of ours since December 2002. Mr. Hicks has been Chairman of Capstar Partners, LLC, an Austin based Private Investment company, since June 2000. Previously he founded Capstar Broadcasting and served as Vice Chairman of AMFM, Inc.

         Mr. Hummel has been our President and Chief Executive Officer and a director since June 2000. From October 1999 until June 2000, Mr. Hummel was our Executive Vice President and Chief Operating Officer. From 1984 - 1999, Mr. Hummel was with Diagnostic Health Services, Inc., a multi-state provider of mobile and fixed base imaging services. From 1981 to 1984, Mr. Hummel was an associate with Covert, Crispin and Murray, a Washington, D.C. and London-based management consulting firm. Mr. Hummel also serves as a director of American Physicians Service Group, Inc. (NASDAQ: AMPH).

         Dr. Jenkins has been a director of ours since 1996. Dr. Jenkins served as our President and Chief Executive Officer from 1996 until June 2000 and as our Vice Chairman from June 2000 until December 2000. From 1990 until 1996, Dr. Jenkins was an officer of Lithotripters, Inc., which became a wholly-owned subsidiary of ours in 1996. Dr. Jenkins is a board certified urologist and is a founding member, past president and current director of the American Lithotripsy Society.

         Carl S. Luikart, M.D., F.A.C.C., has been a director of ours since December 2002. Dr. Luikart has been a partner in Louisiana Cardiology Associates, Baton Rouge, Louisiana, since 1985. Dr. Luikart has been a member of the Board of Directors of Blue Cross Blue Shield of Louisiana since 1994, serving on the Company's Audit and Investment Committees. In addition to his private practice, Dr. Luikart is an Associate Professor of Louisiana State University Medical School and a staff cardiologist for the LSU Department of Athletics.

         Mr. Nicolais has been a director of ours since April 2002. Mr. Nicolais is currently Managing Director of Stephens, Inc., an investment banking firm. From March 2001 through August 2002, he was a partner of Olivhan Investments, L. P., a private investment company. Prior to that he spent approximately 15 years with Donaldson, Lufkin and Jenrette, also an investment banking firm. He is a member of the Board of Directors of Centex Construction Products, Inc., (NYSE: CXP), and Spinal Concepts, Inc., a privately owned medical device company.

         Mr. Searles has been a director of ours since 1989. He has been an independent business consultant since 1989. Before then, he spent 25 years with various Wall Street firms, the last ten of which were with Bear Stearns. He has served as a director of American Physicians Service Group, Inc. since 1989, a director of Probex Corp. (NASDAQ: PRB), a re-refiner which converts waste oil into premium quality base oil, since December 1999, and as a director of Uncommon Care, Inc., a privately held company and an affiliate of AMPH, since September 1998.

         Mr. Shifrin has been our Chairman of the Board since 1989 and served as Executive Chairman until December 30, 2001. Mr. Shifrin has served in various capacities with American Physicians Service Group, Inc. (NASDAQ:
     AMPH) since 1985, and is currently the Chairman of the Board, and Chief Executive Officer.

         Dr. Spalding has been a director of ours since 1993. Dr. Spalding has been a practicing urologist since 1973 and was the Chairman of Tennessee Valley Lithotripters, which was acquired by us in 1993.

         No family relationships exist among our officers or directors. Except as indicated above, no director of ours is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

         Should any nominee for director become unwilling or unable to accept nomination or election, the proxies will be voted for the election, in his stead, of such other persons as our board of directors may recommend or our board of directors may reduce the number of directors to be elected. We have no reason to believe that any nominee named above will be unwilling or unable to serve.


        The Board recommends that you vote FOR each nominee for director.

              CERTAIN INFORMATION REGARDING OUR BOARD OF DIRECTORS

     Our Board compensation consists of both cash and common stock options. Board cash compensation for 2003, excluding Mr. Shifrin and Mr. Hummel, consists of an annual retainer of $30,000 paid monthly, $1,500 for Board meetings lasting in excess of two hours and $400 for each Committee meeting. Mr. Shifrin receives an annual compensation of $100,000 for serving as Chairman of the Board. In 2003, each Board member, excluding Mr. Hummel, will receive 15,000 stock options and 5,000 additional stock options for serving as a Committee Chairman. Mr. Shifrin will receive 15,000 additional stock options for serving as Chairman of the Board.


                                                    Prime Medical Services, Inc.
                                                   Directors Annual Compensation



                                                  Cash          Stock
                                    Year          Paid       Options (#)(4)
                                    ----          ----       --------------

         Mr. Shifrin (1)            2002         112,000       50,000
                                    2001            -             -

         Mr. Searles                2002          27,000       45,000
                                    2001          15,000       20,000

         Dr. Jenkins                2002          27,000       50,000
                                    2001          15,000       15,000

         Dr. Spalding               2002          27,000       25,000
                                    2001          15,000       15,000

         Mr. Nicolais (2)           2002          23,250       30,000
                                    2001            -             -

         Mr. Hicks (2)              2002           1,250       25,000
                                    2001            -             -

         Dr. Luikart (3)            2002           1,250       25,000
                                    2001            -             -


-----------------

(1) Mr. Shifrin received an annual fee of $100,000 for serving as Chairman of the Board in 2002. In 2001, Mr. Shifrin was an Executive Chairman of the Company and accordingly received no additional compensation for board service.
(2)      Mr. Nicolais joined the Board in April 2002.
(3)      Mr. Hicks and Dr. Luikart joined the Board in December 2002.
(4) In 2002, each non-employee Board member received 25,000 stock options for 2002. In addition, Mr. Shifrin received 25,000 stock options for serving as Chairman of the Board; Mr. Searles received 20,000 stock options for serving as Chairman of the Audit and Compensation Committees; Dr. Jenkins received 25,000 options for serving as Chairman of the Nominating Committee; and Mr. Nicolais received 5,000 stock options when he replaced Mr. Searles as the Chairman of the Audit Committee.

         Our board of directors has established an audit committee, a compensation committee and a nominating committee.

         The audit committee's functions include recommending to our board of directors the engagement of our independent public accountants, reviewing with such accountants the plans for and the results and scope of their auditing engagement and certain other matters relating to their services to us, including matters relating to the independence of such accountants. Mr. Nicolais, Mr. Searles and Dr. Spalding served on the audit committee in 2002. Mr. Nicolais, Dr. Luikart, Mr. Hicks and Dr. Spalding presently serve on the audit committee. Mr. Nicolais, Dr. Luikart, Mr. Hicks and Dr. Spalding are "independent" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The audit committee held four meetings during 2002.

         The compensation committee makes recommendations to our board of directors with respect to the compensation of our executive officers, including issuance of stock options. Dr. Spalding, Mr. Nicolais and Mr. Searles served on the compensation committee during 2002, which held thirteen meetings.

         The nominating committee has primary responsibility for nominating persons for election to our board of directors. Dr.Jenkins and Mr.Searles served on the nominating committee during 2002, which held four meetings. Dr. Jenkins, Mr. Searles and Mr. Hicks presently serve on the nominating committee. Our nominating committee will also consider nominees recommended by our shareholders. Shareholders desiring to make a recommendation for our 2004 annual meeting should submit, by January 10, 2004, the candidate's name and biographical information to our secretary at our executive offices.


                                 PROPOSAL NO. 2
                    APPROVE THE PRIME MEDICAL SERVICES, INC.
                             2003 STOCK OPTION PLAN

         Our amended and restated 1993 stock option plan will expire in accordance with the terms of the plan in October 2003. We are asking you to approve the Prime Medical Services, Inc. 2003 Stock Option Plan that was adopted by the board of directors on March 31, 2003 to replace the amended and restated 1993 stock option plan. As adopted by the board of directors, the 2003 plan makes available up to 4,000,000 shares of the Company's common stock for granting incentive stock options and non-qualified stock options to employees of the Company and certain other qualifying individuals who perform services for the benefit of the Company and its affiliates.

         The more significant features of the 2003 plan are described below. This description is qualified in its entirely by the 2003 plan. If you would like a copy of the plan, please make a written request to the Corporate Secretary of the Company. In addition, you may obtain a copy online from the Company's Proxy Statement as filed with the Securities and Exchange Commission. The SEC's website address is www.sec.gov.

         Purpose

                  The purpose of the plan is to promote the success of the Company by enhancing our ability to recruit and retain employees and other individuals serving the Company and providing greater incentives to such persons to apply their best efforts for the benefit of the Company. The plan is designed to provide flexibility to us in our ability to motivate, attract, and retain the services of employees upon whose judgment, interests and special effort the successful conduct of our operations largely depends. The plan will terminate ten years from the date the plan was adopted by the board of directors, March 31, 2013, unless sooner terminated by the board of directors.

         Participants

                  The plan permits the grant of options for common stock to eligible plan participants that include: (i) key employees, including officers and directors of the Company or its affiliates, of which there are approximately 750 such individuals eligible to participate in the plan,
     (ii) non-employee directors and officers of the Company or its affiliates, of which there are approximately 20 such individuals eligible to participate in the plan, and (iii) certain consultants and advisors of the Company or its affiliates who provide services to the Company or its affiliates, currently there are no such individuals eligible to participate in the plan.

         Administration

                  The plan will be administered by the board of directors or a committee appointed by the board of directors (the "Administrator"). The Administrator has the power to select plan participants and to grant stock options on terms the Administrator considers appropriate; however, any award made to an Administrator member must be approved by the board of directors. In addition, the Administrator has the authority to interpret the plan, to adopt, amend or waive rules or regulations for the plan's administration, and to make all other determinations for administration of the plan.

         Stock Options

                  Stock options granted under the plan may be incentive stock options or non-qualifying stock options. A stock option entitles the plan participant to purchase shares of common stock at the option price. The Administrator will fix the option price at the time the stock option is granted, but in the case of an incentive stock option, the exercise price cannot be less than the greater of either the par value per share of the shares, or 100% of the shares' fair market value on the date of the grant (or, in the case of an incentive stock option granted to a 10% stockholder of the Company, 110% of the shares' fair market value on the date of the grant). As of March 31, 2003, our common stock was trading at approximately $7.37.

                  The value of shares subject to incentive stock options, which may be exercisable by any individual for the first time in any calendar year based on the value of the shares on the date of grant under the plan or any other similar plan maintained by the Company is limited to $100,000. The option price may be paid in cash or, with the consent of the Administrator, in shares of the Company's stock, or a combination of cash and stock. Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Administrator, except that no option will be exercisable after ten years from the grant date.

         Transferability

                  Generally, no option is transferable by a plan participant except in the event of the plan participant's death. The Administrator may approve transfers of non-incentive options in circumstances other than transfers in the event of the plan participant's death.

         Shares Subject to the Plan

                  Up to 4,000,000 shares of the Company's common stock may be issued to plan participants under the plan. To date, no stock options have been granted under the plan.

                  In general, if any stock option granted terminates, expires or lapses for any reason other than as a result of being exercised, or if shares issued pursuant to the plan are forfeited, the common stock subject to the forfeited stock option or restricted stock award will be available for future stock options.

         Certain Federal Income Tax Consequences

         The following discussion is a general summary of the principal federal income tax consequences under current law relating to awards granted to employees under the 2003 plan. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

                  Stock Options. A holder will not recognize any taxable income upon the grant of a nonqualified stock option or an incentive stock option and we will not be entitled to a tax deduction with respect to such grant. Generally, upon exercise of a nonqualified stock option, the excess of the fair market value of common stock on the date of exercise over the exercise price will be taxable as ordinary income to the holder. Subject to any deduction limitation under section 162(m) of the Internal Revenue Code (which is discussed below), we will be entitled to a federal income tax deduction in the same amount and at the same time as (x) the holder recognizes ordinary income or (y) if we comply with applicable income reporting requirements, the holder should have reported the income. An optionee's subsequent disposition of shares acquired upon the exercise of a nonqualified option will ordinarily result in capital gain or loss.

                  On exercise of an incentive stock option, the holder will not recognize any income and we will not be entitled to a deduction. However, the amount by which the fair market value of the shares on the exercise date of an incentive stock option exceeds the purchase price generally will constitute an item of adjustment for alternative minimum tax purpose and may therefore result in alternative minimum tax liability to the option holder.

                  The disposition of shares acquired upon exercise of an incentive stock option will ordinarily result in capital gain or loss. However, if the holder disposes of shares acquired upon exercise of an incentive stock option within two years after the date of grant or one year after the date of exercise (a "disqualifying disposition"), the holder will generally recognize ordinary income, in the amount of the excess of the fair market value of the shares on the date the option was exercised over the option exercise price. Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the option will generally be capital gain. We will generally be entitled to a deduction equal to the amount of ordinary income recognized by a holder.

         If an option is exercised through the use of shares previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned shares and thus no gain or loss will be recognized with respect to such shares upon such exercise. However, if the option is an incentive stock option, and the previously owned shares were acquired on the exercise of an incentive stock option or other tax-qualified stock option, and the holding period requirement for those shares is not satisfied at the time they are used to exercise the option, such use will constitute a disqualifying disposition of the previously owned shares resulting in the recognition of ordinary income in the amount described above.

                  Special rules may apply in the case of a holder who is subject to section 16 of the Exchange Act.

                  Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does allow a deduction for "performance-based compensation," the material terms of which are disclosed to and approved by the stockholders. We have structured and intend to implement and administer the 2003 plan so that compensation resulting from options can qualify as "performance-based compensation." The compensation committee, however, has the discretion to grant options with terms that will result in the awards not constituting performance-based compensation. To allow us to qualify such options as "performance-based compensation," we are seeking stockholder approval of the 2003 plan and the material terms of the performance goals applicable to performance shares under the 2003 plan.

                  Section 280G of the Code. Under certain circumstances, the accelerated vesting or exercise of options or the accelerated lapse of restrictions with respect to other awards in connection with a change of control might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of section 280G of the Internal Revenue Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and we may be denied a federal income tax deduction.

         Changes in Capitalization and Similar Changes

                  In the event of any change in the number of outstanding shares of the Company's common stock without receipt of consideration by the Company by reason of (i) any stock dividend, stock split, recapitalization or other change in the number of outstanding shares effected without receipt of consideration or (ii) any merger, recapitalization or otherwise in which the Company is the surviving corporation, the aggregate number and class of shares of the Company's common stock reserved under the plan, the number and class of shares subject to each outstanding option under the plan and the exercise price of each outstanding stock option will be automatically adjusted equitably to reflect such change (provided, however, that any fractional share resulting form such adjustment may be eliminated). The board of directors has full discretion to determine the resolution of the dispute regarding any adjustments and their determination will be final, binding and conclusive. The number of reserved shares or the number of shares subject to any outstanding option will be automatically reduced by any fraction included therein which results from any adjustment.

                  Generally, and subject to certain exceptions set forth in the plan, in the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, or a transaction in which any person (other than a shareholder of the Company that already is the owner of 50% or more of the total combined voting power of all classes of the Company on the date of the holder's option agreement) becomes the owner of 50% or more of the total combined voting power of all classes of stock of the Corporation, the board of directors may, at its election, as of the effective time of such transaction, either (1) change the number and kind of shares of stock (including substitution of shares of another corporation) and exercise price in the manner it deems appropriate, provided, however, that in no event may any change be made which would constitute a "modification" to incentive stock options under applicable law; or (2) cancel the outstanding options and pay each holder with options having an exercise price that is greater than the fair market value of the stock represented by the options a payment in cash or other property as determined by the board of directors in its full discretion, the spread between such aggregate exercise price and the fair market value of such shares provided that such options have not at that time expired or been terminated.

         Vote Required

                  Approval of the plan requires the affirmative vote of a majority of the shares actually voting, in person or by proxy, at the Company's annual meeting.

         New Plan Benefits

                  Since the Administrator has discretion with respect to any grant of benefits under the 2003 plan, the benefits under the 2003 plan are not currently determinable.

                            Equity Compensation Plans


         As of December 31, 2002, we had no equity compensation plans in effect other than our 1993 stock option plan. The following table summarizes information, as of December 31, 2002, relating to the 1993 plan, pursuant to which grants of options to acquire shares of common stock may be granted from time to time until the expiration of that plan in October 2003.




                                        Equity Compensation Plan Information
                                        ------------------------------------

                                                                                                      (c)

                                            (a)                                            Number of shares of our
                                                                         (b)                common stock remaining
                                  Number of shares of our                                    available for future
                                 common stock to be issued    Weighted-average exercise      issuance under equity
                                     upon exercise of           price of outstanding          compensation plans
                                   outstanding options,         options, warrants and        (exceeding securities
        Plan Category               warrants and rights                rights              reflected in column (a))
--------------------------------  ------------------------   --------------------------    ------------------------

Our 1993 stock option plan               2,314,000                      $7.68                       827,916

Other   equity    compensation              N/A                          N/A                          N/A
plans    approved    by    our
security holders

Equity  compensation plans not              N/A                          N/A                          N/A
approved   by   our   security
holders



         As of March, 14, 2003, there were 444,916 options available for grant under the 1993 stock option plan. On March 31, 2003, our board of directors, subject to stockholder approval at the meeting, approved a new plan with 4,000,000 shares that may be issued thereunder. As of March 31, 2003, there were 2,697,167 options outstanding under the 1993 Stock Option
     Plan. After this transfer, the 2003 Stock Option Plan would have 1,302,833 options available for grant. We have in the past utilized stock options as a significant element of compensation to our officers, key employees and directors, and we intend to continue to do so. We believe that the effect of the new 2003 plan will be to preserve the benefits of the 1993 plan by ensuring that our officers, directors and other key employees continue to receive options.


              The Board recommends that you vote FOR the adoption of the Prime Medical Services, Inc. 2003 Stock Option Plan.


                                PERFORMANCE GRAPH

     The following graph compares our cumulative total stockholder return with the cumulative total stockholder returns of the NASDAQ Market Index and the NASDAQ Health Secondary Index, for the period from January 1, 1997 through December 31, 2002.


                                [OBJECT OMITTED]


                                               NASDAQ
       FYE                US NASDAQ         Health Svcs             PMSI


     12/31/97               100.0               100.0               100.0

     12/31/98               141.0                84.8                52.9

     12/31/99               262.1                68.2                66.1

     12/31/00               157.7                93.5                36.2

     12/31/01               125.1                99.5                35.0

     12/31/02                86.4                85.8                55.8




             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors was comprised of three directors in 2002 and operates under a written charter adopted by the Board. The Committee, among other things,

     o reviews with the independent auditors and management the adequacy of the Company's accounting and financial reporting controls;

     o reviews with management and the independent auditors significant accounting and reporting principles, practices and procedures applied in preparing the Company's financial statements;

     o discusses with the independent auditors their judgment about the quality, not just the acceptability, of the Company's accounting principles used in the Company's financial reporting;

     o   reviews the activities and independence of the independent auditors;

     o reviews and discusses the audited financial statements with management and the independent auditors and the results of the audit; and

     o makes recommendations concerning the appointment of independent auditors.

         It is the responsibility of our executive management to prepare financial statements in accordance with accounting principles generally accepted in the United States of America and of our independent auditors to audit those financial statements.

         In this context, the Committee has reviewed and held discussions with management and the independent auditors regarding the Company's 2002 financial statements. Management represented to the Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

         In addition, the Committee has discussed with the independent auditors the auditor's independence from the Company and management and has received the written disclosure and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). Further, the Committee has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditor's independence.

         The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls, and the overall quality of our financial reporting.

         Based on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Committee believes that the provision of services by the independent auditors for matters other than the annual audit and quarterly reviews is compatible with maintaining the auditor's independence.


                                 Audit Committee:  Michael R. Nicolais, Chairman
                                                   R. Steven Hicks
                                                   Carl S. Luikart, M.D,
                                                   Michael J. Spalding, M.D.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     We designated KPMG LLP as our independent auditors for the year ending December 31, 2002. KPMG LLP has advised us that, in accordance with professional standards, they will not perform any non-audit service that would impair their independence for purposes of expressing an opinion on our financial statements. A representative of KPMG LLP will attend the meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. No accountants have been selected for the year ending December 31, 2003 and the Audit Committee intends to consider proposals for the 2003 audit.

     For the year ended December 31, 2002, fees for services provided by KPMG LLP were as follows:

  Audit fees                                                           $ 240,070
  Financial systems design or implementation fees                            --
  All other fees (representing corporate tax consulting ($13,386),
       seminar ($1,495), and mergers and  acquisitions ($64,815))         79,696


                              SHAREHOLDER PROPOSALS

         Any shareholder of ours meeting certain minimum stock ownership and holding period requirements may present a proposal to be included in our proxy statement for action at the annual meeting of shareholders to be held in 2004 pursuant to Rule 14a-8 of the Securities Exchange Act of 1934. Such shareholder must deliver such proposal to our secretary at our executive offices no later than January 10, 2004, unless we notify the shareholders otherwise. Only those proposals that are proper for shareholder action and otherwise proper may be included in our proxy statement.

         Pursuant to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, if any shareholder proposal intended to be presented at our 2004 annual meeting without inclusion in our proxy statement for the meeting is received by our secretary at our executive offices after March 26, 2004, the persons designated as proxies for that meeting will have discretionary authority to vote on such proposal. Even if proper notice is received on a timely basis, the persons designated as proxies for that meeting may nevertheless exercise their discretionary authority with respect to such proposal by advising shareholders of such proposal and how they intend to exercise their discretion to vote on such proposal to the extent permitted under Rule 14a-4(c)(2) of the Securities Exchange Act of 1934.


                           Incorporation by Reference

         With respect to any future filings with the SEC into which this proxy statement is incorporated by reference, the material under the headings "Board of Directors Report on Executive Compensation," "Report of the Audit Committee" and "Performance Graph" will not be incorporated into such future filings.

                        Additional Information Available

         Accompanying this proxy statement is a copy of our 2002 Annual Report on Form 10-K. This Annual Report does not form any part of the materials for the solicitation of proxies. Upon written request of any stockholder, we will furnish a copy of the Form 10-K, as filed with the SEC, including the financial statements and schedules thereto. The written request should be sent to our Secretary at our principal executive office. The written request must state that as of the close of business on March 14, 2003, the person making the request was a beneficial owner of our capital stock.


                                  OTHER MATTERS

     Our board of directors does not intend to bring any other matters before the meeting and do not know of any matters that will be brought before the meeting by others. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy will vote the proxies in accordance with their judgment on such matters.

                                              By Order of our Board of Directors

                                                     JOHN Q. BARNIDGE, Secretary

     Austin, Texas
     April 14, 2003

                         Please date, sign and mail your
                         proxy card as soon as possible!


                         Annual Meeting of Shareholders
                          PRIME MEDICAL SERVICES, INC.


                                  May 13, 2003


               Please detach and mail in the envelope provided.

A [X] Please mark your
      votes as in this
      example.


                 For    Withheld                                                                                 For Against Abstain
1. Election of   [ ]      [ ]          Nominees:                   2. Approve the Company's 2003 Stock Option    [ ]   [ ]     [ ]
   Directors                           R. Steven Hicks                Plan.
 For except vote withheld from the     Brad A. Hummel              3. In their discretion , the Proxies are authorized to vote
 following  nominee(s):                Joseph Jenkins, M.D., J.D.     upon such other business as may properly come before the
                                       Carl S. Luikart, M.D.          meeting or any adjournment(s) thereof.
 ---------------------------------     Michael R. Nicolais
                                       William A. Searles             THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION
                                       Kenneth S. Shifrin             IS INDICATED, THIS PROXY WILL BE VOTED FOR THE
                                       Michael J. Spalding, M.D.      ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEES LISTED ON
                                                                      THIS  PROXY AND, IN THE DISCRETION OF THE PROXIES, ON ANY
                                                                      OTHER BUSINESS.


                                                                      PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

                                                                      ---------------------       Mark here for change of  [  ]
                                                                      ---------------------       address and note at left
                                                                      ---------------------
                                                                       (change of address)


SIGNATURE(S)--------------------------------DATE--------------------SIGNATURE(S)-------------------------DATE-----------------
NOTE:  Please sign your name exactly as it appears on your stock certificate, date and return promptly. When signing on behalf of a corporation, partnership, estate, trust or in any other representative capacity, please sign name and title. For joint accounts, each joint owner should sign.






                          PRIME MEDICAL SERVICES, INC.

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 13, 2003

     The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders of Prime Medical Services, Inc. (the "Company") to be held on May 13, 2003, and the Proxy Statement in connection therewith, each dated April 14, 2003. (b) appoints Brad A. Hummel and John Q. Barnidge, or either of them, as Proxies, each with the power to appoint a substitute,
(c) authorizes the Proxies to represent them and vote, as designated on the reverse, all the shares of Common Stock of Prime Medical Services, Inc., held of record by the undersigned on March 14, 2003, at such annual meeting and at any adjournment(s) thereof and (d) revokes any proxies heretofore given.


                (Continued and to be signed on the reverse side.)